Exhibit 15

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We have conducted a review of the condensed consolidated financial statements of Superior Uniform Group, Inc. and subsidiaries as of September 30, 2008 and for the three-month and nine-month periods ended September 30, 2008 and 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issued our report thereon dated October 24, 2008. We are aware that such financial statements and our above-mentioned report appearing in the Form 10-Q of Superior Uniform Group, Inc. for the quarter ended September 30, 2008 are being incorporated by reference in the Registration Statement on Form S-8 (File No. 33-105906, effective June 6, 2003) and that such report pursuant to Rule 436(c) of the Securities Act of 1933 is not considered a part of a registration statement prepared or certified by an accountant within the meaning of Paragraphs 7 and 11 of that Act.

/s/ GRANT THORNTON LLP

Tampa, Florida
October 24, 2008